PRESS RELEASE

CooperCompanies Announces Second Quarter 2022 Results

San Ramon, Calif., June 2, 2022 — CooperCompanies (NYSE: COO) today announced financial results for its fiscal second quarter ended April 30, 2022.
•Revenue increased 15% year-over-year to $829.8 million. CooperVision (CVI) revenue up 6% to $553.8 million, and CooperSurgical (CSI) revenue up 40% to $276.0 million.
•GAAP diluted earnings per share $2.55, up $0.19 from last year's second quarter.
•Non-GAAP diluted earnings per share $3.24, down $0.14 or 4% from last year's second quarter. See "Reconciliation of Selected GAAP Results to Non-GAAP Results" below.
Commenting on the results, Al White, Cooper's President and CEO said, "CooperVision and CooperSurgical both posted strong revenue growth, gained share, and are continuing to see strong momentum. I am very encouraged by our business trends and am confident our strategic initiatives position us well for the future."

Second Quarter Operating Results
•Revenue of $829.8 million, up 15% from last year’s second quarter, up 20% in constant currency, up 10% organically.
•Gross margin of 64% compared with 68% in last year’s second quarter. On a non-GAAP basis, gross margin was 67%, down from 68% last year driven primarily by currency.
•Operating margin of 16% compared with 20% in last year’s second quarter. On a non-GAAP basis, operating margin was 24%, down from 27% last year driven primarily by currency.
•Interest expense of $10.8 million compared with $6.1 million in last year's second quarter driven by higher average debt levels.
•Net debt outstanding at quarter end was $2.86 billion (total debt excluding unamortized debt issuance costs less cash and cash equivalents) down $124.8 million from last quarter. Adjusted leverage ratio (net debt over adjusted EBITDA) was 2.59x.

•Cash provided by operations of $131.8 million offset by capital expenditures of $43.4 million resulted in free cash flow of $88.4 million. Net debt decreased by more than free cash flow due to the positive cash impact from closing the SightGlass Vision joint venture.

Second Quarter CooperVision (CVI) Operating Results
•Revenue of $553.8 million, up 6% from last year’s second quarter, up 11% in constant currency, up 12% organically.
•Revenue by category:

			Constant Currency	Organic
	(In millions)	% chg	% chg	% chg
	2Q22	y/y	y/y	y/y
Toric	$185.6	7%	12%	12%
Multifocal	66.4	14%	20%	20%
Single-use sphere	161.1	12%	17%	17%
Non single-use sphere, other	140.7	(4)%	—%	3%
Total	$553.8	6%	11%	12%

•Revenue by geography:

			Constant Currency	Organic
	(In millions)	% chg	% chg	% chg
	2Q22	y/y	y/y	y/y
Americas	$223.5	8%	8%	8%
EMEA	205.9	6%	15%	17%
Asia Pacific	124.4	3%	10%	11%
Total	$553.8	6%	11%	12%

Second Quarter CooperSurgical (CSI) Operating Results
•Revenue of $276.0 million, up 40% from last year's second quarter, up 44% in constant currency, up 6% organically.
•Revenue by category:

			Constant Currency	Organic
	(In millions)	% chg	% chg	% chg
	2Q22	y/y	y/y	y/y
Office and surgical products	$161.6	43%	44%	(1)%
Fertility	114.4	36%	45%	15%
Total	$276.0	40%	44%	6%

Other
•In March 2022, the Company closed its joint venture agreement with EssilorLuxottica for SightGlass Vision. This collaboration of two of the world's leading vision care companies accelerates the commercialization of its novel spectacle lens technologies to expand the myopia management category.
•In April 2022, the Company made the decision to exit its contact lens solutions business. It is anticipated this business will continue operating through the end of the fiscal year.

Fiscal Year 2022 Financial Guidance
The Company updated its fiscal year 2022 financial guidance*. Details are summarized as follows:
•Fiscal 2022 total revenue $3,280 - $3,312 million (organic growth of 9% to 10%)
•CVI revenue $2,225 - $2,247 million (organic growth of 10% to 11%)
•CSI revenue $1,055 - $1,065 million (organic growth of 6% to 7%)
•Fiscal 2022 non-GAAP diluted EPS $13.09 - $13.29 (assumes a 50 basis point rate increase in both June and July and a 25 basis point rate increase in September)
*Note: Our fiscal year 2022 financial guidance does not include the Cook Medical Reproductive Health acquisition announced on February 7, 2022, as the transaction is pending regulatory approval.
Non-GAAP diluted earnings per share guidance excludes amortization and impairment of intangible assets, and other exceptional or unusual income or gains and charges or expenses including acquisition, integration and manufacturing related costs which we may incur as part of our continuing operations.
With respect to the Company’s guidance expectations, the Company has not reconciled non-GAAP diluted earnings per share guidance to GAAP diluted earnings per share due to the inherent difficulty in forecasting acquisition-related, integration and restructuring charges and expenses, which are reconciling items between the non-GAAP and GAAP measure. Due to the unknown effect, timing and potential significance of such charges and expenses that impact GAAP diluted earnings per share, the Company is not able to provide such guidance.

Reconciliation of Selected GAAP Results to Non-GAAP Results
To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. We believe it is useful for investors to understand the effects of these items on our consolidated operating results. Our non-GAAP financial measures may include the following adjustments, and as appropriate, the related income tax effects and changes in income attributable to noncontrolling interests:
•We exclude the effect of amortization and impairment of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods; however, the amounts are affected by the timing and size of our acquisitions. Impairment of intangible assets is a non-recurring cost.
•We exclude the effect of acquisition and integration expenses and the effect of restructuring expenses from our non-GAAP financial results. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition and integration expenses include direct effects of acquisition accounting, such as inventory fair value step-up and items such as personnel costs for transitional employees, other acquired employee related costs and integration related professional services. Restructuring expenses include items such as employee severance, product rationalization, facility and other exit costs.
•We exclude other exceptional or unusual charges or expenses and gains or income. These can be variable and difficult to predict, such as COVID related charges, certain litigation expenses, the gain or loss on deconsolidation of our subsidiaries, changes in fair value of contingent considerations and product transition costs, and are not what we consider as typical of our continuing operations. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.
•We report revenue growth using the non-GAAP financial measure of constant currency so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year. We also report revenue growth using the non-GAAP financial measure of organic so that revenue results may be evaluated over a comparable period by excluding the effect of foreign currency fluctuations, and excluding the impact of any acquisitions, divestitures, discontinuations that occurred in the comparable period.
•We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash that is available to grow the business, make strategic acquisitions, repay debt, buyback common stock or to fund dividend payments. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.
•We define the non-GAAP measure of net debt as total debt less cash and cash equivalents. We believe net debt is useful for investors to be helpful in evaluating our financial leverage. Management uses net debt as a measure of our financial leverage. Net debt should not be considered as an alternative to debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated condensed balance sheets.
•We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing operations.
•We exclude the effects of non-cash deferred tax assets related to intra-group transfer of non-inventory assets.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Three Months Ended April 30,
	2022			2022	2021			2021
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$297.3	$(20.7)	A	$276.6	$232.4	$(3.2)	A	$229.2
Operating expense excluding amortization	$348.7	$1.3	B	$350.0	$306.8	$(9.3)	B	$297.5
Amortization of intangibles	$51.1	$(51.1)	C	$—	$37.1	$(37.1)	C	$—
Other (income) expense, net	$(41.8)	$47.5	D	$5.7	$0.7	$0.1	D	$0.8
Provision for income taxes	$37.1	$(11.5)	E	$25.6	$18.9	$(1.0)	E	$17.9
Diluted earnings per share	$2.55	$0.69		$3.24	$2.36	$1.02		$3.38
Weighted average diluted shares used	49.7			49.7	49.7			49.7

A	Fiscal 2022 GAAP cost of sales includes $20.7 million of costs primarily related to exit costs of the contact lens care business, resulting in fiscal 2022 GAAP gross margin of 64% as compared to fiscal 2022 non-GAAP gross margin of 67%. Fiscal 2021 GAAP cost of sales includes $3.2 million of costs primarily related to integration activity, resulting in fiscal 2021 GAAP gross margin of 68% as compared to fiscal 2021 non-GAAP gross margin of 68%.
B	Fiscal 2022 GAAP operating expense includes a $1.3 million gain consisting of $15.7 million of net decrease in fair value of contingent consideration, offset primarily by acquisition and integration costs. Fiscal 2021 GAAP operating expense includes $9.3 million of costs primarily related to legal settlements and acquisition and integration activity.
C	Amortization expense was $51.1 million and $37.1 million for the fiscal 2022 and 2021 periods, respectively. Items A, B, and C resulted in fiscal 2022 GAAP operating margin of 16% as compared to fiscal 2022 non-GAAP operating margin of 24%, and fiscal 2021 GAAP operating margin of 20% as compared to fiscal 2021 non-GAAP operating margin of 27%.
D	Fiscal 2022 other (income) expense primarily consists of a gain on deconsolidation of SightGlass Vision (SGV). Fiscal 2021 other (income) expense includes $0.1 million of gain on minority investments.
E	Fiscal 2022 and 2021 include changes in provision for income taxes that arise primarily from the above adjustments and intra-group asset transfers.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Six Months Ended April 30,
	2022			2022	2021			2021
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$566.0	$(28.9)	A	$537.1	$462.2	$(14.0)	A	$448.2
Operating expense excluding amortization	$693.9	$(11.1)	B	$682.8	$589.4	$(13.2)	B	$576.2
Amortization of intangibles	$93.4	$(93.4)	C	$—	$71.8	$(71.8)	C	$—
Other (income) expense, net	$(39.4)	$46.2	D	$6.8	$(11.8)	$11.8	D	$—
Provision for income taxes	$63.8	$(13.5)	E	$50.3	$(1,942.7)	$1,980.6	E	$37.9
Diluted earnings per share	$4.45	$2.03		$6.48	$44.65	$(38.10)		$6.55
Weighted average diluted shares used	49.8			49.8	49.7			49.7

A	Fiscal 2022 GAAP cost of sales includes $28.9 million of costs primarily related to exit costs of the contact lens care business, resulting in fiscal 2022 GAAP gross margin of 65% as compared to fiscal 2022 non-GAAP gross margin of 67%. Fiscal 2021 GAAP cost of sales includes $14.0 million of costs primarily related to integration and other manufacturing related costs, resulting in fiscal 2021 GAAP gross margin of 67% as compared to fiscal 2021 non-GAAP gross margin of 68%.
B	Fiscal 2022 GAAP operating expense includes $11.1 million of costs primarily related to acquisition and integration activities, partially offset by net decrease in fair value of contingent consideration. Fiscal 2021 GAAP operating expense includes $13.2 million of costs, primarily related to acquisition and integration and legal settlements.
C	Amortization expense was $93.4 million and $71.8 million for the fiscal 2022 and 2021 periods, respectively. Items A, B, and C resulted in fiscal 2022 GAAP operating margin of 16% as compared to fiscal 2022 non-GAAP operating margin of 25%, and fiscal 2021 GAAP operating margin of 20% as compared to fiscal 2021 non-GAAP operating margin of 27%.
D	Fiscal 2022 other (income) expense primarily consists of a gain on deconsolidation of SGV. Fiscal 2021 other (income) expense primarily consists of an $11.5 million gain due to CooperVision's acquisition of all of the remaining equity interest of SGV in January 2021.
E	Fiscal 2022 and 2021 include changes in provision for income taxes that arise primarily from the above adjustments and intra-group asset transfers. Fiscal 2021 also includes changes in provision for income taxes that arise primarily from a $1,987.9 million of tax benefit related to the recognition of deferred tax assets from an intra-group transfer of intellectual property and goodwill to a UK subsidiary.

Conference Call and Webcast
The Company will host a conference call today at 5:00 PM ET to discuss its fiscal second quarter 2022 results and current corporate developments. The live dial-in number for the call is 855-643-4430 or 707-294-1332. The participant passcode for the call is “Cooper”. A simultaneous webcast of the call will be available through the "Investor Relations" section of the CooperCompanies website at http://investor.coopercos.com and a transcript of the call will be archived on this site for a minimum of 12 months. A recording of the call will be available beginning at 8:00 PM ET on June 2, 2022 through June 9, 2022. To hear this recording, dial 855-859-2056 or 404-537-3406 and enter code 266737.

About CooperCompanies
CooperCompanies ("Cooper") is a global medical device company publicly traded on the NYSE (NYSE: COO). Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of women, babies and families with its diversified portfolio of products and services focusing on medical devices and fertility & genomics. Headquartered in San Ramon, Calif., Cooper has a workforce of more than 12,000 with products sold in over 100 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements
This earnings release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements of which are other than statements of historical fact, including our Fiscal 2022 Guidance and all statements regarding the expected impact of the ongoing COVID-19 pandemic on our business are forward looking. In addition, all statements regarding anticipated growth in our net sales and anticipated market conditions, planned product launches and expected results of operations are forward-looking. To identify these statements look for words like "believes," "outlook," "probable," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.
Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: the effects of the ongoing COVID-19 pandemic and related economic disruptions and new governmental regulations on our business, results of operations, cash flow and financial condition, including but not limited to the potential impact on our sales, operations and supply chain; adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries, that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items, including but not limited to, the ongoing COVID-19 pandemic, inflation, and escalating global trade barriers; the impact of Russia's invasion of Ukraine and the global response to this invasion on the global economy, European economy, financial markets, energy markets, currency rates and our ability to supply product to or through affected countries; changes in tax laws or their interpretation and changes in statutory tax rates, and adverse outcomes in tax disputes, including but not limited to, the United States (U.S.), the United Kingdom (UK) and other countries may affect our taxation of earnings recognized in foreign jurisdictions, result in unexpected tax liabilities, and/or negatively impact our effective tax rate; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our net sales and earnings; our existing and future variable rate indebtedness and associated interest expense is impacted by rate increases, which could adversely affect our financial health or limit our ability to borrow additional funds; acquisition-related adverse effects including the failure to successfully achieve the anticipated net sales, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of personal information, such as HIPAA and the California Consumer Privacy Act (CCPA) in the U.S. and the General Data Protection Regulation requirements in Europe, including but not limited to those resulting from data security breaches; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development, distribution facilities or raw material supply chain due to the ongoing COVID-19 pandemic, integration of acquisitions, man-made or natural disasters, cybersecurity incidents or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; market consolidation of large customers globally through mergers or acquisitions resulting in a larger proportion or concentration of our business being derived from fewer customers; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry including the contact lens industry specifically and the medical device or pharmaceutical industries generally, including but not limited to the EU Medical Devices Regulation (MDR), and the EU In Vitro Diagnostic Medical Devices Regulation (IVDR); legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers and costs and expenses related to product recalls and warning letters; failure to receive, or delays in receiving, regulatory approvals or certifications for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third-party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, other intangible assets and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; impact and costs incurred from changes in accounting standards and policies; risks related to environmental, social and corporate governance (ESG) issues, including those related to climate change and sustainability; and other events described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, as such Risk Factors may be updated in quarterly filings.
We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Contact:
Kim Duncan
Vice President, Investor Relations and Risk Management
925-460-3663
ir@cooperco.com

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	April 30, 2022	October 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$399.2	$95.9
Trade receivables, net	532.0	515.3
Inventories	603.8	585.6
Other current assets	203.2	179.3
Assets held-for-sale	—	89.2
Total current assets	1,738.2	1,465.3
Property, plant and equipment, net	1,365.6	1,347.6
Operating lease right-of-use assets	249.9	257.0
Goodwill	3,719.4	2,574.0
Other intangibles, net	1,907.4	1,271.5
Deferred tax assets	2,480.1	2,546.6
Other assets	317.4	144.2
Total assets	$11,778.0	$9,606.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$905.7	$82.9
Other current liabilities	742.7	647.5
Liabilities held-for-sale	—	1.7
Total current liabilities	1,648.4	732.1
Long-term debt	2,346.7	1,396.1
Deferred tax liabilities	131.6	24.1
Long-term tax payable	126.1	139.6
Operating lease liabilities	226.0	231.7
Accrued pension liability and other	285.4	140.6
Total liabilities	4,764.2	2,664.2
Stockholders’ equity	7,013.8	6,942.0
Total liabilities and stockholders' equity	$11,778.0	$9,606.2

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2022	2021	2022	2021
Net sales	$829.8	$719.5	$1,616.9	$1,400.0
Cost of sales	297.3	232.4	566.0	462.2
Gross profit	532.5	487.1	1,050.9	937.8
Selling, general and administrative expense	322.4	285.8	641.5	547.0
Research and development expense	26.3	21.0	52.4	42.4
Amortization of intangibles	51.1	37.1	93.4	71.8
Operating income	132.7	143.2	263.6	276.6
Interest expense	10.8	6.1	17.4	12.5
Other (income) expense, net	(41.8)	0.7	(39.4)	(11.8)
Income before income taxes	163.7	136.4	285.6	275.9
Provision for income taxes	37.1	18.9	63.8	(1,942.7)
Net income	$126.6	$117.5	$221.8	$2,218.6

Earnings per share - diluted	$2.55	$2.36	$4.45	$44.65

Number of shares used to compute diluted earnings per share	49.7	49.7	49.8	49.7